Financial Supplement Second Quarter 2022 Exhibit 99.2

Disclaimers 02 This supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding our intent, belief or expectations, including, but not limited to, statements regarding future financial and financing plans, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, and the performance of our operators and their respective facilities. Words such as “anticipate,” “believe,” “could,” "expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward- looking statements, though not all forward-looking statements contain these identifying words. Our forward- looking statements are based on our current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and we can give no assurance that our expectations will be attained. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the COVID-19 pandemic, including the risk of additional surges of COVID-19 infections due to the rate of public acceptance and efficacy of COVID-19 vaccines or to new and more contagious and/or vaccine resistant variants, and the measures taken to prevent the spread of COVID-19 and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple- net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the risk that we may have to incur additional impairment charges related to our assets held for sale if we are unable to sell such assets at the prices we expect; (iv) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (v) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (vi) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vii) the ability to generate sufficient cash flows to service our outstanding indebtedness; (viii) access to debt and equity capital markets; (ix) fluctuating interest rates; (x) the ability to retain our key management personnel; (xi) the ability to maintain our status as a real estate investment trust (“REIT”); (xii) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xiii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiv) any additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2021, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (the "SEC"). This supplement contains certain non-GAAP financial information relating to CareTrust REIT including EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD, Normalized FAD, and certain related ratios. Explanatory footnotes and a glossary explaining this non-GAAP information are included in this supplement. Reconciliations of these non-GAAP measures are also included in this supplement or on our website. See “Financials and Filings – Quarterly Results” on the Investors section of our website at investor.caretrustreit.com. Non-GAAP financial information does not represent financial performance under GAAP and should not be considered in isolation, as a measure of liquidity, as an alternative to net income, or as an indicator of any other performance measure determined in accordance with GAAP. You should not rely on non-GAAP financial information as a substitute for GAAP financial information, and should recognize that non-GAAP information presented herein may not compare to similarly-termed non-GAAP information of other companies (i.e., because they do not use the same definitions for determining any such non- GAAP information). This supplement also includes certain information regarding operators of our properties (such as EBITDARM Coverage, EBITDAR Coverage, and Occupancy), most of which are not subject to audit or SEC reporting requirements. The operator information provided in this supplement has been provided by the operators. We have not independently verified this information, but have no reason to believe that such information is inaccurate in any material respect. We are providing this information for informational purposes only. The Ensign Group, Inc. ("Ensign"), The Pennant Group, Inc. ("Pennant") and Assisted 4 Living, Inc., the parent company of Trillium Healthcare Group ("Trillium"), are subject to the registration and reporting requirements of the SEC and are required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. Ensign’s and Pennant's financial statements, as filed with the SEC, can be found at the SEC's website at www.sec.gov. This supplement provides information about our financial results as of and for the quarter ended June 30, 2022 and is provided as of the date hereof, unless specifically stated otherwise. We expressly disclaim any obligation to update or revise any information in this supplement (including forward-looking statements), whether to reflect any change in our expectations, any change in events, conditions or circumstances, or otherwise. As used in this supplement, unless the context requires otherwise, references to “CTRE,” “CareTrust,” “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.

Table of Contents CONTACT INFORMATION 03 CareTrust REIT, Inc. 905 Calle Amanecer, Suite 300 San Clemente, CA 92673 (949) 542-3130 ir@caretrustreit.com www.CareTrustReit.com Transfer Agent Broadridge Corporate Issuer Solutions P.O. Box 1342 Brentwood, NY 11717 (800) 733-1121 shareholder@broadridge.com Camarillo Senior Living (Camarillo, CA) COMPANY PROFILE 04 CARETRUST SNAPSHOT 05 INVESTMENTS 06 PORTFOLIO OVERVIEW 07-13 Top 10 Tenants Lease Coverage Portfolio Performance Rent Diversification by Tenant Geographic Diversification Rent Diversification by State Lease Maturities Tenant Purchase Options FINANCIAL OVERVIEW 14-21 Consolidated Statements of Operations Reconciliation of EBITDA, FFO and FAD Consolidated Balance Sheets Key Debt Metrics Debt Summary Equity Capital Transactions Other Financial Highlights GLOSSARY 22-23

Company Profile MANAGEMENT Dave Sedgwick – President & Chief Executive Officer Bill Wagner - Chief Financial Officer Mark Lamb - Chief Investment Officer James Callister - Executive Vice President CareTrust REIT is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of seniors housing and healthcare-related properties. CareTrust REIT generates revenues primarily by leasing properties to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. Since its debut as a standalone public company on June 1, 2014, and as of June 30, 2022, CareTrust REIT has expanded its tenant roster to 18 operators, and has grown its real estate portfolio to 198 net-leased healthcare properties across 21 states, consisting of 21,537 operating beds/units, excluding 27 properties classified as held for sale as of June 30, 2022 and three facilities which are in the process of being repurposed. As of June 30, 2022, CareTrust REIT also had one senior secured loan receivable and two mezzanine loans receivable. BOARD OF DIRECTORS Diana Laing - Chair Anne Olson Spencer Plumb Careina Williams Dave Sedgwick ANALYST COVERAGE* Baird – David Rogers | (216) 737-7341 Barclays - Steve Valiquette | (212) 526-5496 Berenberg - Connor Siversky | (646) 949-9037 BMO Capital Markets - Juan Sanabria | (312) 845-4074 CapitalOne Securities - Dan Bernstein | (571) 835-7202 Credit Suisse - Tayo Okusanya | (212) 325-1402 KeyBanc Capital Markets - Austin Wurschmidt | (917) 368-2311 Raymond James - Jonathan Hughes | (727) 567-2438 RBC Capital Markets - Michael Carroll | (440) 715-2649 Stifel - Steve Manaker | (212) 271-3716 * This information is provided as of August 4, 2022. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of CareTrust. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of CareTrust or our management. CareTrust does not by our reference or distribution of the information above imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us. 04

CARETRUST REIT, INC. NYSE: CTRE Market Data (as of June 30, 2022) ◦ Closing Price: $18.44 ◦ 52 Week Range: $24.58 – $15.90 ◦ Market Cap: $1,789M ◦ Enterprise Value: $2,564M ◦ Outstanding Shares: 97.029M Credit Ratings ◦ Corporate Rating: BB (stable) ◦ Senior Unsecured Notes: BB+ ◦ Corporate Rating: BB+ (stable) ◦ Senior Unsecured Notes: BB+ FitchS&P ◦ Corporate Rating: Ba2 (stable) ◦ Senior Unsecured Notes: Ba2 Moody’s $1,753.7M INVESTMENTS 198 PROPERTIES 21,537 OPERATING BEDS/UNITS 18 OPERATORS 21 STATES Note: Portfolio amounts presented above are as of June 30, 2022 and exclude our one senior secured loan receivable and two mezzanine loans receivable. Additionally, amounts exclude 27 properties classified as held for sale as of June 30, 2022 and three facilities which are in the process of being repurposed. General Note: Totals may not add due to rounding. Snapshot 05

Investments (dollars in thousands)

Date	Operator	Property Type	Location	Facilities	Initial Investment[1]	Operating Beds/Units[2]	Initial Rent[3]	Initial Yield[4]
6/1/2014	The Ensign Group	ALF, SNF, Campus	Various	94	$ 501,673	10,053	$ 56,000	N/A
2014 Investments				6	33,609	157	3,076	9.2 %
2015 Investments				20	233,028	1,840	22,263	9.6 %
2016 Investments				35	288,023	2,800	26,084	9.1 %
2017 Investments				36	309,805	3,324	28,000	9.0 %
2018 Investments				12	111,950	1,103	9,955	8.9 %
2019 Investments				27	340,884	3,348	30,168	8.8 %
2020 Investments				17	105,267	961	9,398	8.9 %
2021 Investments				10	196,576	1,247	13,103	7.3 %
2/1/2022	Eduro Healthcare, LLC	SNF	TX	1	8,918	135	815	9.1 %
3/1/2022	WLC Management Firm, LLC	SNF Campus	IL	1	13,095	130	1,235	9.4 %
6/30/2022	Senior Secured Loan	SNF, SNF Campus	Mid-Atlantic	18	75,000	1,796	6,281	8.4 % [6]
6/30/2022	Mezzanine Loan	SNF, SNF Campus	Mid-Atlantic	N/A	25,000	N/A	2,750	11.0 %
8/1/2022	Senior Secured Loan	SNF	CA	5	22,250	600	1,891	8.5 %
2022 Investments				25	144,263	2,661	12,972	9.0 %
Total Post Spin-off Investments[5]				188	1,763,405	17,441	155,019	8.9 %
Total Investments[5]				282	$ 2,265,078	27,494	$ 211,019	

Notes:
[1] Initial Investment for pre-spin properties represents Ensign's and Pennant's gross book value. Initial Investment for post-spin properties represents CareTrust REIT's purchase price and transaction costs and includes commitments for capital expenditures that are not rent producing.
[2] Initial Operating Beds/Units as of the acquisition date.
[3] Initial Rent represents the annualized acquisition-date cash rent, deferred interest income on any preferred equity investments and interest income on any mortgage loans receivable, senior secured loans receivable and mezzanine loans. Initial Rent excludes ground lease income.
[4] Initial Yield represents Initial Rent divided by Initial Investment and excludes properties not under a long-term master lease.
[5] All amounts, except as otherwise indicated, include any preferred equity investments, mortgage loans receivable and mezzanine loans receivable.
[6] Initial yield on the senior secured term loan is 8.5% less a 0.125% subservicing fee.

06

Top 10 Tenants Lease Coverage[1]

	Twelve Months Ended March 31, 2020		Twelve Months Ended March 31, 2022		Twelve Months Ended March 31, 2022	
	Pre COVID-19		Excludes Use of HHS Funds[4]		Includes Amortized HHS Funds[5]	
	EBITDAR Coverage[2]	EBITDARM Coverage[2]	EBITDAR Coverage[2]	EBITDARM Coverage[2]	EBITDAR Coverage[2]	EBITDARM Coverage[2]
1 The Ensign Group[3]	3.02x	3.79x	3.38x	4.19x	3.38x	4.19x
2 Priority Management Group	1.50x	1.81x	1.32x	1.62x	1.55x	1.87x
3 Cascadia Healthcare	1.61x	2.07x	1.80x	2.26x	2.06x	2.54x
4 Providence Group	1.03x	1.45x	1.45x	1.99x	1.67x	2.23x
5 Eduro Healthcare, LLC	1.17x	1.65x	1.68x	2.19x	2.02x	2.54x
6 Covenant Care	1.37x	1.94x	0.53x	1.07x	0.76x	1.31x
7 The Pennant Group[3]	1.27x	1.48x	0.78x	0.96x	0.78x	0.96x
8 Bayshire Senior Communities[6]	1.32x	1.60x	0.69x	1.05x	0.72x	1.08x
9 WLC Management	2.15x	2.59x	1.74x	2.19x	2.21x	2.70x
10 Aspen Senior Living[6]	—	—	0.47x	0.71x	0.47x	0.71x
Total Top 10 Tenants	2.12x	2.67x	2.13x	2.70x	2.26x	2.83x
All Other Tenants	1.01x	1.44x	0.99x	1.43x	1.30x	1.76x
Total	2.00x	2.54x	2.02x	2.57x	2.16x	2.72x

Notes:

[1] Lease Coverage excludes 27 properties classified as held for sale as of June 30, 2022 and three facilities which are in the process of being repurposed.

[2] EBITDAR Coverage and EBITDARM Coverage are based on financial information provided by our tenants. We have not independently verified this information, but have no reason to believe that such information is inaccurate in any material respect. Coverage metrics are based on contractual cash rents in place during the period presented unless a lease has been entered into or amended since the end of the period, in which case the current contractual rent is used.

[3] Ensign and Pennant have announced that they have returned all or a portion of the provider relief funds issued to them by the U.S. Department of Health and Human Services ("HHS") pursuant to the CARES Act in connection with the COVID-19 pandemic ("HHS Relief Funds").

[4] Coverage metrics in this section exclude all HHS Relief Funds received and retained to date, if any.

[5] Coverage metrics in this section include all known HHS Relief Funds received and retained as reported to us through August 1, 2022, if any, and amortizes the retained HHS Relief Funds ratably over the period of availability based on when the HHS Relief Funds were received in accordance with HHS' current guidelines for using the HHS Relief Funds for allowable purposes, except for phase 4 funding which is amortized ratably from the date the funds are received through June 30, 2022. The calculations further assume that (i) none of the HHS Relief Funds retained to date will be returned to HHS, and (ii) no additional HHS Relief Funds will be distributed to providers in the future.

[6] No coverage metrics were received for the period prior to lease commencement for facilities acquired in March and April 2021.

See "Glossary" for additional information.

07

Portfolio Performance

(dollars in thousands)

As of June 30, 2022

Asset Type	Facilities	Operating Beds/Units	Investment[1]	% of Total Investment	Rent[2]	% of Total Rent	Current Yield[3]
Skilled Nursing	154	16,208	$ 1,301,148	74.2 %	$ 135,041	75.5 %	10.4 %
Multi-Service Campus	24	3,466	363,306	20.7 %	31,729	17.7 %	8.7 %
Seniors Housing	20	1,863	89,218	5.1 %	12,194	6.8 %	13.7 %
Total Net-Leased Assets[4]	198	21,537	$ 1,753,672	100.0 %	$ 178,964	100.0 %	10.2 %

(dollars in thousands)

As of March 31, 2022

Asset Type	Facilities	Operating Beds/Units	Investment[1]	% of Total Investment	Rent[5]	% of Total Rent	Current Yield[3]
Skilled Nursing	160	16,668	$ 1,361,526	68.1 %	$ 136,803	70.2 %	10.0 %
Multi-Service Campus	25	3,675	390,686	19.6 %	32,550	16.7 %	8.3 %
Seniors Housing	41	3,393	245,760	12.3 %	25,652	13.3 %	10.4 %
Total Net-Leased Assets[6]	226	23,736	$ 1,997,972	100.0 %	$ 195,005	100.0 %	9.8 %

(dollars in thousands)

As of June 30, 2021

Asset Type	Facilities	Operating Beds/Units	Investment[1]	% of Total Investment	Rent[7]	% of Total Rent	Current Yield[3]
Skilled Nursing	158	16,373	$ 1,318,722	67.9 %	$ 131,524	70.3 %	10.0 %
Multi-Service Campus	24	3,611	376,033	19.4 %	30,082	16.1 %	8.0 %
Seniors Housing	41	3,317	246,865	12.7 %	25,392	13.6 %	10.3 %
Total Net-Leased Assets[8]	223	23,301	$ 1,941,620	100.0 %	$ 186,998	100.0 %	9.6 %

Notes:

[1] Investment for pre-spin properties represents Ensign's and Pennant's gross book value. Investment for post-spin properties represents CareTrust REIT's cumulative capital investment. Capital investment includes purchase price, transaction costs and landlord-funded capital expenditures, if any.

[2] Rent represents June 2022 contractual cash rent, annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2022, the initial or amended contractual cash rent is used.

[3] Current Yield represents Rent divided by Investment.

[4] All amounts exclude our one senior secured loan receivable and two mezzanine loans receivable. Additionally, amounts exclude 27 properties classified as held for sale as of June 30, 2022 and three facilities which are in the process of being repurposed.

[5] Rent represents March 2022 contractual cash rent, annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to March 31, 2022, the initial or amended contractual cash rent is used.

[6] All amounts exclude our one mezzanine loan receivable. Additionally, amounts exclude two assisted living facilities under a short-term master lease as of March 31, 2022.

[7] Rent represents June 2021 contractual cash rent, annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2021, the initial or amended contractual cash rent is used.

[8] All amounts exclude our one mezzanine loan receivable.

See "Glossary" for additional information.

08

Rent Diversification by Tenant 09 Notes: [1] All amounts exclude our one senior secured loan receivable and two mezzanine loans receivable. Additionally, amounts exclude 27 properties classified as held for sale as of June 30, 2022 and three facilities which are in the process of being repurposed. [2] Rent represents June 2022 contractual cash rent, annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2022, the initial or amended contractual cash rent is used. (dollars in thousands) As of June 30, 2022[1] Facilities Operating Beds/Units Rent[2] % of Total Rent 1 The Ensign Group 98 10,431 $ 66,078 36.9% 2 Priority Management Group 15 2,144 29,088 16.3% 3 Cascadia Healthcare 12 1,053 12,329 6.9% 4 Providence Group 8 1,044 10,638 5.9% 5 Eduro Healthcare, LLC 9 990 9,315 5.2 % Total Top 5 Tenants 142 15,662 $ 127,448 71.2% 6 Covenant Care 7 935 8,555 4.8% 7 The Pennant Group 8 913 7,098 4.0% 8 Bayshire Senior Communities 5 596 6,462 3.6% 9 WLC Management 9 919 6,293 3.5% 10 Aspen Senior Living 2 319 5,640 3.2 % Total Top 10 Tenants 173 19,344 $ 161,496 90.2 % All Other Tenants 25 2,193 $ 17,468 9.8 % Total 198 21,537 $ 178,964 100.0%

Geographic Diversification (% of run-rate rent) 10 * Less than 1%. Note: Numbers are as of June 30, 2022 and exclude our one senior secured loan receivable and two mezzanine loans receivable. Additionally, amounts exclude 27 properties classified as held for sale as of June 30, 2022 and three facilities which are in the process of being repurposed. 7% * 28% 23% 9% 8% 7% 4% 4% 3% 3% 3% 2%1% 1% 1% 1% 1% 1% * * * *

Rent Diversification by State 11 Notes: [1] All amounts exclude our one senior secured loan receivable and two mezzanine loans receivable. Additionally, amounts exclude 27 properties classified as held for sale as of June 30, 2022 and three facilities which are in the process of being repurposed. [2] Rent represents June 2022 contractual cash rent, annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2022, the initial or amended contractual cash rent is used. (dollars in thousands) As of June 30, 2022[1] Net-Leased Assets by State Facilities Operating Beds/Units Rent[2] % of Total Rent 1 California 40 4,856 $ 49,505 27.7% 2 Texas 43 5,597 40,733 22.8% 3 Louisiana 8 1,164 17,045 9.5% 4 Idaho 17 1,474 14,611 8.2% 5 Arizona 11 1,355 13,102 7.3 % Top 5 States 119 14,446 $ 134,996 75.4% 6 Utah 13 1,374 7,662 4.3% 7 Illinois 9 919 6,293 3.5% 8 Colorado 7 779 5,826 3.3% 9 Iowa 15 970 5,029 2.8% 10 Washington 10 941 4,823 2.7 % Top 10 States 173 19,429 $ 164,629 92.0 % All Other States 25 2,108 $ 14,335 8.0 % Total 198 21,537 $ 178,964 100.0%

Lease Maturities 12 Notes: [1] All amounts exclude our one senior secured loan receivable and two mezzanine loans receivable. Additionally, amounts exclude 27 properties classified as held for sale as of June 30, 2022 and three facilities which are in the process of being repurposed. [2] Lease Maturity Year represents the scheduled expiration year of the primary term of the lease and does not include tenant extension options or purchase options, if any. [3] Rent represents June 2022 contractual cash rent, annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2022, the initial or amended contractual cash rent is used. Lease Maturity Year % o f T ot al R en t (dollars in thousands) As of June 30, 2022[1] Lease Maturity Year[2] Rent[3] % of Total Rent 2024 $ 1,537 0.9% 2027 5,342 3.0% 2029 9,051 5.1% 2030 11,205 6.3% 2031 49,219 27.5% 2032 17,708 9.9% 2033 19,694 11.0% 2034 40,945 22.9% 2036 13,862 7.7% 2038 10,401 5.7 % Total $ 178,964 100.0% — — 0.9% — — 3.0% — 5.1% 6.3% 27.5% 9.9% 11.0% 22.9% — 7.7% — 5.7% 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038

Tenant Purchase Options 13 Notes: [1] Option type includes: A - Fixed base price plus a specified share on any appreciation. B - Fixed base price. C- Fixed capitalization rate on lease revenue. [2] Rent represents June 2022 contractual cash rent, annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2022, the initial or amended contractual cash rent is used. [3] Option window is open for six months. [4] Option window is open until the expiration of the lease term. [5] Purchase option reflects two option types. [6] Includes properties classified as held for sale at June 30, 2022. (dollars in thousands) As of June 30, 2022 Asset Type Properties Lease Expiration Next Option Open Date Option Type[1] Current Cash Rent[2] % of Total Rent[2] ALF 5[6] October 2034 1/1/2023 [3] A $ 2,287 1.16 % SNF 11 November 2030 1/1/2023 [3] C 4,944 2.50 % SNF 1 March 2029 4/1/2022 [4] B / C [5] 805 0.41 % SNF / Campus 2 October 2032 1/1/2023 [3] B 1,065 0.54 % SNF 4 November 2034 12/1/2024 [4] B 3,796 1.92 % ALF 2[6] October 2034 1/1/2026 [3] A 1,598 0.81% 7.33%

Consolidated Statements of Operations 14 (amounts in thousands, except per share data) For the Three Months Ended June 30, For the Six Months Ended June 30, 2022 2021 2022 2021 Revenues: Rental income $ 46,806 $ 47,744 $ 92,813 $ 92,990 Interest and other income 747 514 1,216 1,019 Total revenues 47,553 48,258 94,029 94,009 Expenses: Depreciation and amortization 12,559 13,843 26,134 27,316 Interest expense 6,303 6,534 12,045 12,296 Property taxes 1,254 766 2,674 1,462 Impairment of real estate investments 1,701 — 61,384 — Provision for loan losses, net — — 3,844 — Property operating expenses 89 — 536 — General and administrative 4,978 5,798 10,193 10,940 Total expenses 26,884 26,941 116,810 52,014 Other income (loss): Gain (loss) on sale of real estate — — 186 (192) Net income (loss) $ 20,669 $ 21,317 $ (22,595) $ 41,803 Earnings (loss) per common share: Basic $ 0.21 $ 0.22 $ (0.24) $ 0.43 Diluted $ 0.21 $ 0.22 $ (0.24) $ 0.43 Weighted-average number of common shares: Basic 96,564 96,082 96,487 95,732 Diluted 96,598 96,120 96,487 95,755 Dividends declared per common share $ 0.275 $ 0.265 $ 0.55 $ 0.53

See "Glossary" for additional information. Reconciliation of EBITDA, FFO and FAD 15 (amounts in thousands) Quarter Ended June 30, 2021 Quarter Ended September 30, 2021 Quarter Ended December 31, 2021 Quarter Ended March 31, 2022 Quarter Ended June 30, 2022 Net income (loss) $ 21,317 $ 11,918 $ 18,261 $ (43,264) $ 20,669 Depreciation and amortization 13,843 13,968 14,056 13,575 12,559 Interest expense 6,534 5,692 5,689 5,742 6,303 Amortization of stock-based compensation 1,810 1,802 5,635 1,521 1,394 EBITDA 43,504 33,380 43,641 (22,426) 40,925 Impairment of real estate investments — — — 59,683 1,701 Provision for loan losses, net — — — 3,844 — Provision for doubtful accounts and lease restructuring — — — 977 — Property operating expenses — — 8 1,231 631 Gain sale of real estate — — (115) (186) — Non-routine transaction costs — — 1,418 — — Loss on extinguishment of debt — 10,827 — — — Normalized EBITDA $ 43,504 $ 44,207 $ 44,952 $ 43,123 $ 43,257 Net income (loss) $ 21,317 $ 11,918 $ 18,261 $ (43,264) $ 20,669 Real estate related depreciation and amortization 13,837 13,964 14,051 13,571 12,553 Impairment of real estate investments — — — 59,683 1,701 Gain sale of real estate — — (115) (186) — Funds from Operations (FFO) 35,154 25,882 32,197 29,804 34,923 Effect of the senior unsecured notes payable redemption 642 — — — — Provision for loan losses, net — — — 3,844 — Provision for doubtful accounts and lease restructuring — — — 977 — Property operating expenses — — 8 1,231 631 Accelerated amortization of stock-based compensation — — 3,696 — — Non-routine transaction costs — — 1,418 — — Loss on extinguishment of debt — 10,827 — — — Normalized FFO $ 35,796 $ 36,709 $ 37,319 $ 35,856 $ 35,554

Reconciliation of EBITDA, FFO and FAD (continued)

(amounts in thousands, except per share data)	Quarter Ended June 30, 2021	Quarter Ended September 30, 2021	Quarter Ended December 31, 2021	Quarter Ended March 31, 2022	Quarter Ended June 30, 2022
Net income (loss)	$ 21,317	$ 11,918	$ 18,261	$ (43,264)	$ 20,669
Real estate related depreciation and amortization	13,837	13,964	14,051	13,571	12,553
Amortization of deferred financing fees	495	519	521	520	520
Amortization of stock-based compensation	1,810	1,802	5,635	1,521	1,394
Straight-line rental income	(8)	(6)	(6)	(6)	(5)
Impairment of real estate investments	—	—	—	59,683	1,701
Gain on sale of real estate	—	—	(115)	(186)	—
Funds Available for Distribution (FAD)	37,451	28,197	38,347	31,839	36,832
Effect of the senior unsecured notes payable redemption	642	—	—	—	—
Provision for loan losses, net	—	—	—	3,844	—
Provision for doubtful accounts and lease restructuring	—	—	—	977	—
Property operating expenses	—	—	8	1,231	631
Non-routine transaction costs	—	—	1,418	—	—
Loss on extinguishment of debt	—	10,827	—	—	—
Normalized FAD	$ 38,093	$ 39,024	$ 39,773	$ 37,891	$ 37,463
FFO per share	$ 0.36	$ 0.27	$ 0.33	$ 0.31	$ 0.36
Normalized FFO per share	$ 0.37	$ 0.38	$ 0.39	$ 0.37	$ 0.37
FAD per share	$ 0.39	$ 0.29	$ 0.40	$ 0.33	$ 0.38
Normalized FAD per share	$ 0.40	$ 0.40	$ 0.41	$ 0.39	$ 0.39
Diluted weighted average shares outstanding [1]	96,366	96,592	96,646	96,701	96,672

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.
See "Glossary" for additional information.

16

Consolidated Balance Sheets 17 (amounts in thousands) June 30, 2022 December 31, 2021 Assets: Real estate investments, net $ 1,390,286 $ 1,589,971 Other real estate investments 115,168 15,155 Assets held for sale, net 141,767 4,835 Cash and cash equivalents 30,267 19,895 Accounts and other receivables 875 2,418 Prepaid expenses and other assets, net 6,837 7,512 Deferred financing costs, net 572 1,062 Total assets $ 1,685,772 $ 1,640,848 Liabilities and Equity: Senior unsecured notes payable, net $ 394,706 $ 394,262 Senior unsecured term loan, net 199,242 199,136 Unsecured revolving credit facility 205,000 80,000 Accounts payable, accrued liabilities and deferred rent liabilities 21,749 25,408 Dividends payable 26,807 26,285 Total liabilities 847,504 725,091 Equity: Common stock 966 963 Additional paid-in capital 1,195,282 1,196,839 Cumulative distributions in excess of earnings (357,980) (282,045) Total equity 838,268 915,757 Total liabilities and equity $ 1,685,772 $ 1,640,848

Notes: [1] Net Debt to Annualized Normalized Run Rate EBITDA compares net debt as of the last day of the quarter to Annualized Normalized Run Rate EBITDA for the quarter which assumes investments closed during the quarter occurred on the first day of the quarter. See “Financials & Filings – Quarterly Results” on the Investors section of our website at http://investor.caretrustreit.com for reconciliations of Normalized EBITDA and Normalized Run Rate EBITDA to the most directly comparable GAAP measure for the periods presented. [2] Net Debt to Enterprise Value compares net debt as of the last day of the quarter to CareTrust REIT’s Enterprise Value as of the last day of the quarter. See “Glossary” for additional information. Net Debt to Enterprise Value [2]Net Debt to Annualized Normalized Run Rate EBITDA [1] Key Debt Metrics 18 3.3 3.4 3.2 3.1 3.2 3.7 3.7 3.7 3.7 3.9 4.3 12/31/19 03/31/20 06/30/20 09/30/20 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 06/30/22 21.2% 28.0% 23.1% 22.0% 20.0% 22.1% 22.1% 25.1% 23.0% 26.6% 30.2% 12/31/19 03/31/20 06/30/20 09/30/20 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 06/30/22

Notes: [1] Funds can be borrowed at applicable LIBOR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%. [2] Funds can be borrowed at applicable LIBOR plus 1.10% to 1.55% or at the Base Rate (as defined) plus 0.10% to 0.55%. [3] Maturity date assumes exercise of two, 6-month extension options. [4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet. Debt Maturity Schedule Debt Summary 19 — — $205,000 — $200,000 — $400,000 202 2 202 3 202 4 202 5 202 6 202 7 202 8 Debt Maturity Year Pri nci pa l (dollars in thousands) June 30, 2022 Debt Interest Rate Maturity Date Principal % of Principal Deferred Loan Costs Net Carrying Value Fixed Rate Debt Senior unsecured notes payable 3.875% 2028 $ 400,000 49.7% $ (5,294) $ 394,706 Floating Rate Debt Senior unsecured term loan 3.166% [1] 2026 200,000 24.8% (758) 199,242 Unsecured revolving credit facility 2.747% [2] 2024 [3] 205,000 25.5% — [4] 205,000 2.954% 405,000 50.3% (758) 404,242 Total Debt 3.412% $ 805,000 100.0% $ (6,052) $ 798,948

Notes: [1] Represents average offering price per share for follow-on equity offerings. [2] As of June 30, 2022, CareTrust REIT had $476.5 million available for future issuances under the ATM Program. Follow-On Equity Offering Activity At-the-Market Offering Activity Equity Capital Transactions 20 2015 2016 2019 Q1 Q2 Q3 Q4 Total Number of Shares (000s) 16,330 — 9,775 — 6,325 16,100 6,641 Public Offering Price per Share $ 10.50 $ — $ 11.35 $ — $ 13.35 $ 12.14 [1] $ 23.35 Gross Proceeds (000s) $ 171,465 $ — $ 110,946 $ — $ 84,439 $ 195,385 $ 155,073 2016 2017 2018 2019 2020 2021 2022[2] Q1 Q2 Number of Shares (000s) 924 10,574 10,265 2,459 — 990 — — Average Price per Share $ 15.31 $ 16.43 $ 17.76 $ 19.48 $ — $ 23.74 $ — $ — Gross Proceeds (000s) $ 14,147 $ 173,760 $ 182,321 $ 47,893 $ — $ 23,505 $ — $ —

Notes: [1] Normalized FFO Payout Ratio represents dividends declared divided by Normalized FFO, in each case for the applicable quarter. [2] See “Financials & Filings - Quarterly Results” on the Investors section of our website at http://investor.caretrustreit.com for a reconciliation of Normalized FFO and Normalized FFO per Share to the most directly comparable GAAP measure for the periods presented. See Glossary for additional information. Dividend History Normalized FFO Payout Ratio [1][2] Normalized FFO per Share [2] Normalized FFO [2] (in millions) Other Financial Highlights 21 $0.225 $0.250$0.250$0.250$0.250 $0.265 $0.265 $0.265 $0.265 $0.275 $0.275 12/31/19 03/31/20 06/30/20 09/30/20 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 06/30/22 66.2% 73.5% 73.5% 73.5% 69.4% 73.6% 71.6% 69.7% 67.9% 74.3% 74.3% 12/31/19 03/31/20 06/30/20 09/30/20 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 06/30/22 $0.34 $0.34 $0.34 $0.34 $0.36 $0.36 $0.37 $0.38 $0.39 $0.37 $0.37 12/31/19 03/31/20 06/30/20 09/30/20 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 06/30/22 $32.5 $32.3 $32.1 $32.5 $34.2 $34.1 $35.8 $36.7 $37.3 $35.9 $35.6 12/31/19 03/31/20 06/30/20 09/30/20 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 06/30/22

Funds from Operations (“FFO”) Net income, excluding gains and losses from dispositions of real estate or other real estate, before real estate depreciation and amortization and real estate impairment charges. CareTrust REIT calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts.[2] HHS Relief Funds Provider relief funds distributed by the Department of Health and Human Services as part of the CARES act to support healthcare providers’ battle against the COVID-19 outbreak. Healthcare providers received five payments over four phases of general distributions. Does not include funds as part of Medicaid’s Federal Medical Assistance Percentage (“FMAP”), Medicare’s Sequestration “Holiday” or Paycheck Protection Program loans (“PPP”). Independent Living Facilities (“ILFs”) Also known as retirement communities or senior apartments, ILFs are not healthcare facilities. ILFs typically consist of entirely self-contained apartments, complete with their own kitchens, baths and individual living spaces, as well as parking for tenant vehicles. They are most often rented unfurnished, and generally can be personalized by the tenants, typically an individual or a couple over the age of 55. These facilities offer various services and amenities such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, and on-site security. Assisted Living Facilities (“ALFs”) Licensed healthcare facilities that provide personal care services, support and housing for those who need help with daily living activities, such as bathing, eating and dressing, yet require limited medical care. The programs and services may include transportation, social activities, exercise and fitness programs, beauty or barber shop access, hobby and craft activities, community excursions, meals in a dining room setting and other activities sought by residents. These facilities are often in apartment-like buildings with private residences ranging from single rooms to large apartments. Certain ALFs may offer higher levels of personal assistance for residents requiring memory care as a result of Alzheimer’s disease or other forms of dementia. Levels of personal assistance are based in part on local regulations.  EBITDA Net income before interest expense, income tax, depreciation and amortization and amortization of stock-based compensation.[1] EBITDAR Net income before interest expense, income tax, depreciation, amortization and cash rent, after applying a standardized management fee (5% of facility operating revenues). EBITDAR Coverage Aggregate EBITDAR produced by all facilities under a master lease (or other grouping) for the trailing twelve-month period ended March 31, 2022 divided by the base rent payable to CareTrust REIT under such master lease (or other grouping) for the same period; provided that if the master lease has been amended to change the base rent during or since such period, then the aggregate EBITDAR for such period is divided by the annualized monthly base rent currently in effect. EBITDAR reflects the application of a standard 5% management fee. In addition, we may exclude from coverage disclosures those facilities which are (i) classified as Held for Sale, (ii) temporarily on Special Focus Facility (SFF) status, (iii) undergoing significant renovations that necessarily result in a material reduction in occupancy, or (iv) have been acquired for or recently transferred to new operators for turnaround and are pre-stabilized. EBITDARM Earnings before interest expense, income tax, depreciation, amortization, cash rent, and a standardized management fee (5% of facility operating revenues). EBITDARM Coverage Aggregate EBITDARM produced by all facilities under a master lease (or other grouping) for the trailing twelve- month period ended March 31, 2022 divided by the base rent payable to CareTrust REIT under such master lease (or other grouping) for the same period; provided that if the master lease has been amended to change the base rent during or since such period, then the aggregate EBITDARM for such period is divided by the annualized monthly base rent currently in effect. In addition, we may exclude from coverage disclosures those facilities which are (i) classified as Held for Sale, (ii) temporarily on Special Focus Facility (SFF) status, (iii) undergoing significant renovations that necessarily result in a material reduction in occupancy, or (iv) have been acquired for or recently transferred to new operators for turnaround and are pre-stabilized. Enterprise Value Share price multiplied by the number of outstanding shares plus total outstanding debt minus cash, each as of a specified date. Funds Available for Distribution (“FAD”) FFO, excluding straight-line rental income adjustments, amortization of deferred financing fees and stock-based compensation expense.[2] Glossary 22

Multi-Service Campus Facilities that include a combination of Skilled Nursing beds and Seniors Housing units, including Continuing Care Retirement Communities. Normalized EBITDA EBITDA, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as real estate impairment charges, provision for loan losses, provision for doubtful accounts and lease restructuring, recovery of previously reversed rent, lease termination revenue, property operating expenses, non- routine transaction costs, loss on extinguishment of debt and gains or losses from dispositions of real estate or other real estate.[1] Normalized FAD FAD, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as provision for loan losses, provision for doubtful accounts and lease restructuring, effect of the senior unsecured notes payable redemption, recovery of previously reversed rent, lease termination revenue, non- routine transaction costs, loss on extinguishment of debt and property operating expenses.[2] Normalized FFO FFO, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as provision for loan losses, provision for doubtful accounts and lease restructuring, effect of the senior unsecured notes payable redemption, recovery of previously reversed rent, lease termination revenue, accelerated amortization of stock-based compensation, non-routine transaction costs, loss on extinguishment of debt and property operating expenses.[2] Seniors Housing Includes ALFs, ILFs, dedicated memory care facilities and similar facilities. Skilled Nursing or Skilled Nursing Facilities (“SNFs”) Licensed healthcare facilities that provide restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at an acute care hospital or long-term acute care hospital. Treatment programs include physical, occupational, speech, respiratory, ventilator, and wound therapy. Notes: [1] EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs. [2] CareTrust REIT believes FAD, FFO, Normalized FAD, and Normalized FFO (and their related per-share amounts) are important non-GAAP supplemental measures of its operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, even though real estate values have historically risen or fallen with market and other conditions. Moreover, by excluding items not indicative of ongoing results, Normalized FAD and Normalized FFO can facilitate meaningful comparisons of operating performance between periods and between other companies. However, FAD, FFO, Normalized FAD, and Normalized FFO (and their related per-share amounts) do not represent cash flows from operations or net income attributable to shareholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Glossary 23